Exhibit  1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Bristol-Myers Squibb Debenture-Backed Series 2002-18
*CUSIP:    21988G346          Class     A-1
           21988GCB0          Class     A-2A
           21988GCC8          Class     A-2B

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 1, 2006.

INTEREST ACCOUNT
----------------


Balance as of     August 1, 2005.....                                                                 $0.00
         Scheduled Income received on securities.....                                           $865,562.50
         Unscheduled Income received on securities.....                                               $0.00

LESS:
         Distribution to Class A-1 Holders.....                                                -$786,875.00
         Distribution to Class A-2A Holders.....                                                -$78,687.50
         Distribution to Class A-2B Holders.....                                                     -$0.00
         Distribution to Depositor.....                                                              -$0.00
         Distribution to Trustee.......                                                              -$0.00
Balance as of     February 1, 2006.....                                                               $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of     August 1, 2005.....                                                                 $0.00
         Scheduled principal payment received on securities.....                                      $0.00

LESS:
       Distribution to Holders.....                                                                  -$0.00
Balance as of         February 1, 2006.....                                                           $0.00


               UNDERLYING SECURITIES HELD AS OF February 1, 2006

           Principal
            Amount                     Title of Security
           ---------                   -----------------
          $25,180,000       Bristol-Myers Squibb Company 6.875% Debentures due
                            August 1, 2097
                            *CUSIP:  110122AC2

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.